Exhibit 1.1

Jamf Holding Corp.

Common Stock

Underwriting Agreement

[•], 2020

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

BofA Securities, Inc.,

Barclays Capital Inc.,

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282

c/o J. P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York  10036

c/o Barclays Capital Inc.,

746 Seventh Avenue,

New York, New York  10019

Ladies and Gentlemen:

Jamf Holding Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares of Common Stock, par value $0.001 per share (“Stock”) of the Company and the stockholders named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this this Agreement, to sell to the Underwriters an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of Stock.  The aggregate of [•] shares to be sold by the Company and [•] shares to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [•] additional shares to be sold by the Selling Stockholders is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

J.P. Morgan Securities LLC (the “Directed Share Underwriter”) has agreed to reserve up to [•] Shares to be purchased by it under this Agreement for sale at the direction of the Company to certain parties related to the Company (collectively, “Participants”). The Shares to be sold by the Directed

Share Underwriter pursuant to the Directed Share Program are hereinafter called the “Directed Shares”. Any Directed Shares not confirmed for purchase by the end of the first business day following the date this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

As described in the Pricing Prospectus and the Prospectus, pursuant to one or more purchase agreements agreements between the Company and certain employees of the Company entered into on or about the date hereof, the Company has agreed to issue to such individuals, in a privately negotiated transaction, an aggregate of up to [•] shares of Stock of the Company (such shares of Stock, the “Private Placement Shares”, and such transaction, the “Concurrent Private Placement”).  The Offering is not conditioned on the consummation of the Concurrent Private Placement.

1.         (a)       The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S—1 (File No. 333-239535) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the  “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)       (a) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (b) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii)      For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)      The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v)       Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (a) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (b) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (1) any change in the capital stock (other than as a result of (x) the exercise or settlement (including any “net” or “cashless” exercises or settlement), if any, of stock options or the award, if any, of stock options or restricted stock units or the award, vesting or settlement, if any, of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (y) the repurchase upon termination of employment or services pursuant to agreements providing for the right of such repurchase of shares of capital stock granted under the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (z) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (2) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (A) the business, properties, the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vi)      The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property (as defined below) as to which the representation in Section 1(a)(xxvii) shall apply), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under, to the knowledge of the Company, valid, subsisting and enforceable leases, and with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii)     Each of the Company and each of its “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”) has been (a) duly organized and is validly existing and in good standing (or foreign equivalent) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (b) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (b), where the failure to be so qualified or in good standing (or foreign equivalent) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(viii)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(ix)      The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(x)       The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (c) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the case of clause (a) and (c) for such defaults, breaches, violations, judgments, orders, rules and regulations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi)      Neither the Company nor any of its Significant Subsidiaries is (a) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (b) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (c) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (b) and (c), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii)     The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income and Estate Tax

Consequences to Non-U.S. Holders”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiii)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries, or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xiv)    The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvi)    Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xvii)   The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (a) complies with the requirements of the Exchange Act applicable to the Company, (b) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (c) is sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law);

(xviii)  Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) to the knowledge of the Company, all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (b) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(xix)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company upon the completion of the sale of the Firm Shares; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xx)     This Agreement has been duly authorized, executed and delivered by the Company;

(xxi)    None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person while acting on behalf of the Company or any of its subsidiaries has (a) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (b) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with, all applicable anti-bribery and anti-corruption laws;

(xxii)   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiii)  None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is currently the subject or the target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country that is the subject or target of Sanctions;

(xxiv) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects the information required to be stated therein in accordance with GAAP.  The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.  All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxv)  From the time of the initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvi) Except in all cases where such violation, claim, request, notice, proceeding, investigation or material capital expenditure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of its subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively,

 “Environmental Laws”), (b) neither the Company nor any of its subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (c) neither the Company nor any of its subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws, (d) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (e) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(xxvii) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, (a) the Company and its subsidiaries own, possess or, to the knowledge of the Company, can acquire on commercially reasonable terms, adequate rights to use all patents, trademarks, service marks, trade names, domain names, copyrights, software, licenses, know-how (including any trade secrets and any other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property or similar proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property”) used by them or necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Company Intellectual Property”); (b) neither the Company nor any of its subsidiaries has received any written notice, or otherwise has any knowledge, of any infringement or misappropriation of, or conflict with, any asserted rights of others with respect to any Intellectual Property or of any Intellectual Property that would render any Company Intellectual Property invalid, unenforceable or inadequate to protect the interest of the Company and any of its subsidiaries therein; (c) to the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated any Company Intellectual Property; (d) all Company Intellectual Property owned by the Company and its subsidiaries is owned solely and exclusively by the Company or one of its subsidiaries free and clear of all liens, encumbrances, defects or other restrictions and, to the Company’s knowledge, there are no third parties who have ownership rights or rights to use, or have a claim over, any Company Intellectual Property, except for (1) the retained rights of the owners of Company Intellectual Property which is licensed to the Company or its subsidiaries and (2) the rights of customers, licensees, resellers and other channel partners to use Company Intellectual Property in the ordinary course, consistent with past practice; (e) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others (1) challenging the Company’s or any of its subsidiaries’ rights in or to any Company Intellectual Property, (2) challenging the ownership, validity, enforceability or scope of any Company Intellectual Property or (3) alleging that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of others, and in each case, the Company is not aware of any facts that would form the basis for any such action, suit, proceeding or claim; (f) the Company and its subsidiaries have taken commercially reasonably steps consistent with prevalent industry practices to (1) ensure that, and to the Company’s knowledge, no Company Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, or otherwise in violation of the rights of any persons and (2) secure interests in any Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company or any of its subsidiaries, including the execution of valid assignment agreements or licenses for the benefit of the Company and/or its subsidiaries by such employees, consultants, agents and contractors under which they have assigned or licensed to the Company or its subsidiaries all of their right, title and interest in and to any Company Intellectual Property and the rights associated therewith; (g) there are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described; (h) the Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described; (i) any use by the Company and its subsidiaries of software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) is and has been in material compliance with all license terms applicable to such Open Source Materials; (j) neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (1) the Company or any of its subsidiaries to permit reverse engineering of any proprietary products or services of the Company or any of its subsidiaries, or of any proprietary software code or other technology owned by the Company or any of its subsidiaries or (2) any proprietary products or services of the Company or any of its subsidiaries, or any proprietary software code or other technology owned by the Company or any of its subsidiaries, to be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or (z) redistributed at no charge or minimum charge, except, in the case of each of (1) and (2) above, for the Open Source Materials themselves (and derivatives thereof); and (k) the Company and its subsidiaries have taken commercially reasonable steps in accordance with prevalent industry practice to maintain the confidentiality of all Company Intellectual Property the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof, including any trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries that the Company in its reasonable business judgment wishes to maintain as trade secrets;

(xxviii)   The information technology systems, networks, equipment and software used by the Company or any of its subsidiaries in their respective businesses, (collectively, the “IT Assets”) are adequate for the operation of the respective businesses of the Company and its subsidiaries as currently conducted. Such IT Assets (a) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company’s and its subsidiaries’ respective businesses as currently conducted, (b)  except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, have not materially malfunctioned or failed since the Company’s inception, except as would not reasonably be expected to have a Material Adverse Effect, and (c) are subject to industry standard scans for all viruses, “back doors,” “Trojan horses,” “time bombs, “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software or data material to the business of the Company or any of its subsidiaries.  The Company and its subsidiaries have implemented commercially reasonable information technology security, backup and disaster recovery technology, processes, policies and procedures consistent with prevalent industry practices.  To the Company’s knowledge, no person has gained unauthorized access to any IT Asset since the Company’s inception in a manner that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(xxix)     With regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of all personal, personally identifiable, household, sensitive, confidential or regulated data, or any other information that (y) identifies or relates to a distinct individual, user account or device, including, without limitation, IP addresses, mobile device identifiers, geolocation information and website usage activity data or (z) is directly linked to any such information (collectively, “Personal and Device Data”), (a) the Company and its subsidiaries comply, and at all times have complied, in all material respects with all applicable laws, regulations, judgments, orders and contractual obligations (including the European Union General Data Protection Regulation) (“Privacy Legal Obligations”); (b) the Company and its subsidiaries (A) have implemented commercially reasonable policies and procedures designed to ensure the Company and its subsidiaries comply in all material respects with such Privacy Legal Obligations and (B) take appropriate steps that are reasonably designed to assure compliance with such policies and procedures; (c) such policies and procedures comply in all material respects with all Privacy Legal Obligations; (d) the Company and its subsidiaries maintain, and at all times have maintained, reasonable data security policies and procedures designed to protect the confidentiality, security, and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device Data; (e) the Company and its subsidiaries have required and do require all third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data and to comply with applicable Privacy Legal Obligations, including by contractually requiring such third parties to protect such Personal and Device Data from unauthorized access, use and/or disclosure; and there has been no material unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the Company or its subsidiaries; and (f) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by or before any court or governmental agency, authority or body alleging non-compliance with any Privacy Legal Obligation;

(xxx)      There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with;

(xxxi)     The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have requested extensions thereof and have paid all taxes required to be paid thereon, except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no tax deficiency has been determined adversely to the Company or any of its subsidiaries (nor has the Company or any of its subsidiaries received written notice of any tax deficiency that will be assessed or, to the Company’s knowledge, has been proposed by any taxing authority, which could reasonably be expected to be determined adversely to the Company or its subsidiaries);

(xxxii) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxxiii)   No material labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened; and neither the Company nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal vendors, partners or contractors;

(xxxiv)   Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xxxv)    (a) Each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”); (b) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that could reasonably be expected to result in any material liability to the Company or its subsidiaries; (c) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (d) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; (e) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan (as defined below) or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan; and (f) there is no pending audit or investigation by the Internal Revenue Service, the Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service or has time remaining to do so and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. None of the following events has occurred or is reasonably likely to occur:  (a) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (b) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 715) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year. For purposes of this paragraph, (A) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its Controlled Group has any liability and (B) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(xxxvi)   There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other similar payment in connection with this offering;

(xxxvii)  The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply as of the Applicable Time, and the Company is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Company subsequent to the Applicable Time;

(xxxviii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Pricing Prospectus or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith;

(xxxix)   There is no debt of, or guaranteed by, the Company or any of its subsidiaries that is rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act;

(xli)     The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(xlii)    No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States;

(xliii)   The Company has specifically directed in writing the allocation of Shares to each Participant in the Directed Share Program, and neither the Directed Share Underwriter nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision;

(xliv)   The Company has not offered, or caused the Directed Share Underwriter or its affiliates to offer, Shares to any person pursuant to the Directed Share Program (a) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (b) with the specific intent to unlawfully influence (1) a customer or supplier of the Company to alter such customer or supplier’s terms, level or type of business with the Company or (2) a trade journalist or publication to write or publish favorable information about the Company or its products;

(xlv) The Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulation D of the Act, other than (i) shares issued pursuant to employee benefit plans disclosed in the Pricing Disclosure Package and the Prospectus, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants or (ii) as disclosed in the Pricing Disclosure Package and the Prospectus; and

(xlvi) The Private Placement Shares to be issued and sold by the Company in the Concurrent Private Placement have been duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the Private Placement Shares will be issued in a transaction that (a) is exempt from registration under the Act pursuant to Rule 506(c) of Regulation D promulgated under the Act (“Rule 506(c)”) and (b) complies with all requirements of Rule 506(c).

(b) Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)          All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and, to the extent applicable to such Selling Stockholder, the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and, to the extent applicable to such Selling Stockholder, the Power-of-Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)         The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, and, to the extent applicable to such Selling Stockholder, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) result in any violation of the provisions of the organizational documents, limited liability company agreement or partnership agreement or other similar agreement, as applicable, of such Selling Stockholder or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except in the case of (a) and (c), for such violations that would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, and, to the extent applicable to such Selling Stockholder, the Power of Attorney and the Custody Agreement, and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, and, to the extent applicable to such Selling Stockholder, the Power of Attorney and the Custody Agreement, in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii)        Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims pursuant to the Custody Agreement (if applicable to such Selling Stockholder); and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)        Such Selling Stockholder has been duly organized and is validly existing and in good standing (or foreign equivalent) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to enter into this Agreement;

(v)         On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto;

(vi)        Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vii)       The Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such representations and warranties set forth in this clause (vii) apply, with respect to a Selling Stockholder, only to statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus and the Prospectus that are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; provided, further, that it is agreed that such information furnished by such Selling Stockholder to the Company consists only of (a) the legal name, address and the number of Shares owned by such Selling Stockholder before and after the offering, (b) any biographical information provided by the Selling Stockholder with regard to representatives of the Selling Stockholder that are members of the board of directors of the Company and (c) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (such information with respect to such Selling Stockholder, the “Selling Stockholder Information”);

(viii)      In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed Internal Revenue Service Form W-8 or Form W-9, as applicable;

(ix)        In the case of each Selling Stockholder who is party to a Custody Agreement and Power of Attorney (each such Selling Stockholder, if any, being denoted with an asterisk (“*”) on Schedule II hereto), certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to [•], as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(x)         The Shares held in custody for such Selling Stockholder under the Custody Agreement, to the extent applicable to such Selling Stockholder, are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and, to the extent applicable to such Selling Stockholder, of the Custody Agreements; and, to the extent applicable to such Selling Stockholder, actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(xi)        Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder (a) in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any applicable anti-bribery or anti-corruption laws; provided that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of such Selling Stockholder’s direct or indirect limited partners once such proceeds are no longer under the control of such Selling Stockholder if prior to such distribution such Selling Stockholder has no knowledge that such proceeds will be used for any of the foregoing purposes; and

(xii) In the case of each Selling Stockholder who is party to a Custody Agreement and Power of Attorney, such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

In addition, on or before the date of this Agreement, the Underwriters shall have received a properly completed and executed certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”), together with copies of identifying documentation, from each Selling Stockholder, in form and substance reasonably satisfactory to the Underwriters, and each Selling Stockholder undertakes to provide such additional supporting documentation as the Underwriters have requested or may reasonably request in connection with the verification of the foregoing certificate.

2.         Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholders (or, to the extent any Selling Stockholder has executed a Power of Attorney, to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and the Selling Stockholders (and as applicable, the Attorneys-in-Fact) otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.         (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance.  The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2020 or such other time and date as the Representatives, the Company and the Selling Stockholders (and as applicable, the Attorneys-in-Fact) may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders (and as applicable, the Attorneys-in-Fact) may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)       The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of

Delivery.  A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required) or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c)       Prior to 10:00 a.m., New York City time, on the New York Business Day two business days after the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose names and addresses the Underwriters shall furnish to the Company in connection with any such request) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)       To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)       (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, provided, however, that the foregoing restrictions shall not apply to:

(A) the Shares to be sold hereunder;

(B) the shares to be sold in the Concurrent Private Placement;

(C) the issuance by the Company of shares of Stock upon the vesting, exercise or settlement of options or restricted stock units or the conversion of convertible securities or the exchange of exchangeable securities, or options to purchase shares of Stock or the grant of other equity-based awards (including any securities convertible into shares of Stock), in each case outstanding on the date hereof and provided that such option or security is disclosed in or contemplated by the Pricing Prospectus and the Prospectus;

(D) the entry into an agreement providing for the issuance by the Company of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or the issuance of any such securities pursuant to any such agreement;

(E) the entry into any agreement providing for the issuance of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; or

(F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity-based compensation plans that are described in the Pricing Prospectus and the Prospectus or any assumed employee benefit plan contemplated by clause (D);

provided, that in the case of clauses (D) and (E), the number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to such clauses shall not exceed, in the aggregate, 5% of the total number of shares of Stock issued and outstanding immediately following the First Time of Delivery; and provided further that in the case of clauses (C) through (E), (1) the Company shall cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up letter on the same terms as the lock-up letter referred to in Section 8(l), and (2) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities until the expiration of the Company Lock-Up Period;

(ii) If each of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, agrees to release or waive the restrictions in lock-up letters required pursuant to Section 8(l) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver (indicating the effective date of such release or waiver in such notice to the Company), the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service or other method permitted by applicable laws and regulations at least two business days before the effective date of the release or waiver;

(f)        During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders ‘ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent that they are available on EDGAR;

(g)       During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided, that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR or to the extent such provision of such reports, documents or other information would require public disclosure by the Company under Regulation FD;

(h)       To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)        To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the NASDAQ Global Select Market (the “Exchange”);

(j)        To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l)        Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, trade names, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)      To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery; and

(n)       To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.         (a)       The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information;

(d)       The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)       Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.         The Company and each of the Selling Stockholders covenant and agree with one another and covenants and agrees with the several Underwriters that (A) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and counsel for the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by the FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) any taxes payable in connection with the authorization, issuance, sale, preparation and delivery of the Shares; (ix) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, (xi) to the extent such Selling Stockholder has executed a Power of Attorney, such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian and (xii) all other costs and expenses incident to the performance of its and the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section (other than any transfer taxes payable by the Selling Stockholders on their respective sales of Shares to the Underwriters); and (B) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder and it being understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement; provided that (x) the cost of any aircraft chartered in connection with the road show or any testing-the-waters meetings shall be paid 50% by the Company and 50% by the Underwriters and (y) the reasonable fees and disbursements of counsel to the Underwriters described in subsection (A)(v) of this Section 7 shall not exceed $[•] in the aggregate, and that except as provided in this Section, and Sections 9, 10  and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8.         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Kirkland & Ellis LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you.

(d) Kirkland & Ellis LLP, counsel for the Selling Stockholders, shall have furnished to you their written opinion with respect to the Selling Stockholders, dated such Time of Delivery, in form and substance satisfactory to you;

(e) Maples & Calder, counsel for the Selling Stockholders, shall have furnished to you their written opinion with respect to the Selling Stockholders, dated such Time of Delivery, in form and substance satisfactory to you;

(f)        On the date of the Prospectus at the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)       On the date of the Prospectus at the time of the execution of this Agreement and at each Time of Delivery, the Chief Financial Officer of the Company shall have furnished to you a certificate as to the accuracy of certain financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus, dated the respective dates of delivery thereof in form and substance satisfactory to you and included in Annex III;

(h)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options or restricted stock units, as applicable, or the award of stock options or restricted stock units in the ordinary course of business, and (B) the repurchase of unvested Stock by the Company upon termination of the holder’s employment with the Company, in each case under (A) and (B) pursuant to the terms of the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus and subject to the terms of award agreements that have been filed as exhibits to the Registration Statement) or long-term debt of the Company or its subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (A) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities;

(j)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)       The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(l)        The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and stockholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to you;

(m)      The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(n)       FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby; and

(o)       The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective  obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section 8.

9.         (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Testing-the-Waters Communication or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Testing-the-Waters Communication, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with any Selling Stockholder Information furnished to the Company in writing by such Selling Stockholder expressly for the use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Testing-the-Waters Communication or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and provided, further, that the liability of each Selling Stockholder pursuant to this subsection (b) shall not exceed the proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by such Selling Stockholder hereunder (the “Selling Stockholder Proceeds”).

(c)       Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(d)       Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by any Selling Stockholder pursuant to this subsection (e) shall not exceed for each such Selling Stockholder, the Selling Stockholder Proceeds (without duplication of any amounts such Selling Stockholder is obligated to pay under subsection (b) above) and (iii) the Selling Stockholders shall be liable only to the extent that the relevant loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, in each case, which relates to the Selling Stockholder made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Testing-the-Waters Communication, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with any Selling Stockholder Information furnished to the Underwriters in writing by the Selling Stockholder expressly for use therein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their Selling Stockholder Proceeds and not joint.

(f)      The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.  (a) The Company will indemnify and hold harmless the Directed Share Underwriter against any losses, claims, damages and liabilities to which the Directed Share Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) are related to, arise out of or are in connection with the Directed Share Program, and will reimburse the Directed Share Underwriter for any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to the extent that any such loss, claim, damage or liability (x) with respect to clause (i) above, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communications, or any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, in reliance upon and in conformity with the Underwriter Information or (y) with respect to clauses (ii) and (iii) above, is finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter.

(b)  Promptly after receipt by the Directed Share Underwriter of notice of the commencement of any action, the Directed Share Underwriter shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to the Directed Share Underwriter otherwise than under the preceding paragraph of this Section 10.  In case any such action shall be brought against the Directed Share Underwriter and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Directed Share Underwriter (who shall not, except with the consent of the Directed Share Underwriter, be counsel to the Company), and, after notice from the Company to the Directed Share Underwriter of its election so to assume the defense thereof, the Company shall not be liable to the Directed Share Underwriter under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the Directed Share Underwriter, in connection with the defense thereof other than reasonable costs of investigation.  The Company shall not, without the written consent of the Directed Share Underwriter, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Directed Share Underwriter is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Directed Share Underwriter from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Directed Share Underwriter.

(c)  If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless the Directed Share Underwriter under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Directed Share Underwriter as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other from the offering of the Directed Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by the Directed Share Underwriter in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Directed Share Underwriter on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Directed Share Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Directed Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Directed Share Underwriter for the Directed Shares.  If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Directed Share Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Directed Share Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c).  The amount paid or payable by the Directed Share Underwriter as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the Directed Share Underwriter in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (c), the Directed Share Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares sold by it and distributed to the Participants exceeds the amount of any damages which the Directed Share Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)  The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

11.      (a)       If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.      The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

13.      If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall  then be under any liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(j)) any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(j)), the Company will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof.

14.      In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by you on behalf of you as the Underwriters; and in all dealings with any Selling Stockholder hereunder who has executed a Power of Attorney, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue , New York, New York 10179 (Fax: (212) 622-8358), Attention: Equity Syndicate Desk; BofA Securities, Inc. at One Bryant Park, New York, New York 10036, (Fax: (646) 855-3073), Attention: Syndicate Department with a copy to ECM Legal (Fax: (212) 230-8730); and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(l) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9, 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder, any Underwriter or the Directed Share Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter or the Directed Share Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.      Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.      The Company and each of the Selling Stockholders, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has provided any legal, accounting, regulatory, investment or tax advice with respect to such transaction, or rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto. Moreover, each Selling Stockholder acknowledges and agrees that, although the Representative may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representatives and the other Underwriters are not making a recommendation to any Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that any Representative or any Underwriter is making such a recommendation.

18.      This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19.      This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

20.      The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.      Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as an Attorney-in-Fact for a Selling Stockholder (to the extent applicable) represents by so doing that they have been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Jamf Holding Corp.

By:
Name:
Title:

[Names of Selling Stockholders]

By:
Name:
Title:

Accepted as of the date hereof

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

BofA Securities, Inc.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
	Total Number	Shares to be
	of	Purchased if
	Firm Shares to be	Maximum Option
Underwriter	Purchased	Exercised
Goldman Sachs & Co. LLC	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
BofA Securities Inc.	[•]	[•]
Barclays Capital Inc.	[•]	[•]
RBC Capital Markets, LLC	[•]	[•]
Mizuho Securities USA LLC	[•]	[•]
HSBC Securities (USA) Inc.	[•]	[•]
Canaccord Genuity LLC.	[•]	[•]
JMP Securities LLC	[•]	[•]
Piper Sandler & Co.	[•]	[•]
William Blair & Company, L.L.C.	[•]	[•]
Loop Capital Markets LLC	[•]	[•]
CastleOak Securities, L.P.	[•]	[•]

Total	[•]	[•]

SCHEDULE II

Number of Optional
Shares to be
	Total Number of	Sold if
	Firm Shares	Maximum Option
	to be Sold	Exercised
The Company.	[•]	—

The Selling Stockholder(s):
Vista Equity Partners Fund VI, L.P.	[•]	[•]
Vista Equity Partners Fund VI-A, L.P.	[•]	[•]
VEPF VI FAF, L.P.	[•]	[•]
Vista Co-Invest Fund 2017-1, L.P.	[•]	[•]
VEPF VI Co-Invest 1, L.P.	[•]	[•]

Total	[•]	[•]

SCHEDULE III

(a)       Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [•], 2020

(b)       Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $ [•]

The number of Shares purchased by the Underwriters is [•] (or [•] Shares if the Underwriters exercise their option to purchase Optional Shares in full)

(c)       Written Testing-the-Waters Communications

[None]

SCHEDULE IV

1.	Dean Hager
2.	Sam Johnson
3.	Jeff Lendino
4.	Jill Putman
5.	John Strosahl
6.	Jason Wudi
7.	Ian Goodkind
8.	Andre Durand
9.	Michael Fosnaugh
10.	Charles Guan
11.	Kevin Klausmeyer
12.	Brian Sheth
13.	Martin Taylor
14.	David Breach
15.	Vista Equity Partners Fund VI, L.P.
16.	Vista Equity Partners Fund VI-A, L.P.
17.	VEPF VI FAF, L.P.
18.	Vista Co-Invest Fund 2017-1, L.P.
19.	VEPF VI Co-Invest 1, L.P.
20.	Zach Halmstad
21.	Chip Pearson
22.	Summit Partners Venture Capital Fund IV-A, L.P.
23.	Summit Partners Venture Capital Fund III-A, L.P.
24.	Summit Partners Venture Capital Fund IV-B, L.P.
25.	Summit Partners Venture Capital Fund III-B, L.P.
26.	Summit Investors GE IX-VC IV, LLC
27.	Summit Investors I, LLC
28.	Summit Partners Entrepreneur Advisors Fund II, L.P.
29.	Summit Investors GE IX-VC IV (UK), L.P.
30.	Summit Investors I (UK), L.P.

ANNEX I

[FORM OF PRESS RELEASE]

Jamf Holding Corp.

[Date]

Jamf Holding Corp. (the “Company”) announced today that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, the lead book-runners in the recent public sale of [•] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.   The [waiver] [release] will take effect on      , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex I-1

ANNEX II

FORM OF LOCK-UP AGREEMENT

Jamf Holding Corp.

Lock-Up Agreement

[•], 2020

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

Barclays Capital Inc.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY  10282-2198

c/o J. P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York  10036

c/o Barclays Capital Inc.,

746 Seventh Avenue,

New York, New York  10019

Re:  Jamf Holding Corp. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Jamf Holding Corp. a Delaware corporation (the “Company”), and certain selling stockholders named therein, providing for a public offering (the “Public Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend, make any short sale or otherwise dispose of, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments, now owned or hereafter acquired, by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned) of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement by the undersigned would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.  The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except as would otherwise be permitted hereunder.  Such prohibited hedging or other transactions or arrangements described in clause (ii) above would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, or any combination thereof) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Shares.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Public Offering or in the concurrent private placement of Shares as described in the Prospectus. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Shares during the Lock-Up Period.  Notwithstanding the foregoing, to the extent the undersigned has demand and/or piggyback registration rights under any registration rights agreement described in the Prospectus, the undersigned may notify the Company privately that the undersigned is or will be exercising its demand and/or piggyback registration rights under any such registration rights agreement following the expiration of the Lock-Up Period and undertake preparations related thereto; provided that the foregoing notification and/or preparations do not request, require or result in the filing or confidential submission of a registration statement with the SEC or any other public announcement or activity regarding such registration by the undersigned, the Company or any third party during the Lock-Up Period (and no such filing, confidential submission, public announcement or activity shall be voluntarily made or taken by the undersigned, the Company or any third party during the Lock-Up Period).

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) beneficially owns, directly or indirectly, 50% or more of the common equity interest, or 50% or more of the voting power, in the undersigned, except for a natural person, entity or group (as described above), that has executed a Lock Up Agreement in substantially the same form as this Lock Up Agreement. For purposes of this paragraph, “beneficially owns” shall mean solely a pecuniary interest under Rule 16a-1(a)(2) of the rule promulgated under the Exchange Act.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service or other method permitted by applicable laws and regulation at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, provided that no public filing or disclosure under Section 16(a) of the Exchange Act or other public report shall be required or shall be made voluntarily during the Lock-Up Period in connection with such transfer, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (1) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (2) any such transfer shall not involve a disposition for value and (3) no public filing or disclosure under Section 16(a) of the Exchange Act or other public report shall be required or shall be made voluntarily during the Lock-Up Period in connection with such transfer, or (iii) with the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC on behalf of the Underwriters, (iv) if the undersigned is a partnership, limited liability company or corporation, to (a) a partner, member or stockholder, as the case may be, of such partnership, limited liability company or corporation, (b) any wholly owned subsidiary of the undersigned, (c) an affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or (d) if a transferee referred to in clauses (a) through (c) above is not a natural person, any direct or indirect partner, member or shareholder of such transferee until the Shares come to be held by a natural person, if provided that, in any such case of clauses (a) through (d), (1) such transfer is not for value, (2) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (3) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting such transfer during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that such transfer is not for value, that the Shares subject to such transfer remain subject to restrictions set forth herein and that the filing relates to the circumstances described in this clause (iv), and (4) no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer, (v) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that (1) the transferee agrees to be bound in writing by the restrictions set forth herein, (2) the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the aggregate beneficial ownership of the Undersigned’s Shares in connection with such transfer, the undersigned shall clearly indicate in the footnotes thereto that such transfer was by operation of law and that the Shares subject to such transfer remain subject to restrictions set forth herein, and (3) no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer, (vi) (a) pursuant to a bona fide third party tender offer, merger, purchase, consolidation or other similar transaction that is approved by the board of directors of the

Company and made to all holders of the Company’s capital stock involving a change of control of the Company (and nothing in this Lock-Up Agreement shall prohibit the undersigned from voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that such tender offer, merger, purchase, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement or (b) to the Company for the payment of the exercise price upon the automatic “cashless” or “net” exercise of an option to purchase Shares in connection with the termination of such option pursuant to its terms upon a change of control of the Company, provided that such option was granted pursuant to a Company stock option plan or other incentive plan described in the registration statement related to the Public Offering and the Prospectus, (vii) pursuant to the exercise of an option to purchase Shares in connection with the termination of such option pursuant to its terms, provided that (1) such option was granted pursuant to a Company stock option plan or other incentive plan described in the registration statement related to the Public Offering and the Prospectus, (2) any Shares received upon such exercise shall be subject to the terms of this Lock-Up Agreement and (3) no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in the aggregate beneficial ownership of the Undersigned’s Shares shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 90 days after the date set forth on the Prospectus, and after such 90-day period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the aggregate beneficial ownership of the Undersigned’s Shares during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the shares issuable upon such exercise are subject to the terms of this Lock-Up Agreement and that the filing relates to the circumstances described in this clause (vii), and no other public filing or announcement shall be required or shall be made voluntarily in connection with such exercise, (viii) to the Company (a) for the payment of the exercise price upon the “cashless” or “net” exercise of an option to purchase Shares in connection with the termination of such option pursuant to its terms, or (b) for the payment of tax withholdings (including estimated taxes) due as a result of the exercise of an option to purchase Shares in connection with the termination of such option pursuant to its terms, in all such cases, provided that, (1) such option was granted pursuant to a Company stock option plan or other incentive plan described in the registration statement related to the Public Offering and the Prospectus, and (2) no public filing or disclosure under Section 16(a) of the Exchange Act or other public report shall be required or voluntarily made during the Lock-Up Period in connection with such transfer, or (ix) transfers to the Company of Shares in connection with the termination of service of an employee of the Company pursuant to agreements that provide the Company with an option to repurchase such shares, provided that (1) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in aggregate beneficial ownership of the Undersigned’s Shares during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the undersigned’s employment, and (2) such contractual arrangement (or a form thereof) is described in the Final Prospectus or filed as an exhibit to the Registration Statement. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of clause (vi), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned now has, and, except as contemplated by clause (i) through (ix) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions set forth in this Lock-Up Agreement shall not apply to the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of the Undersigned’s Shares, provided that no sale of Shares shall occur under such plan and no filing under the Exchange Act or any other public filing or disclosure of such plan shall be made by any person during the Lock-Up Period.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date of the filing with the SEC of a notice of withdrawal of the Registration Statement on Form S-1 (which covers the Shares) pursuant to Rule 477 promulgated under the Securities Act (ii) the Company advises Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, and (iv) August 30, 2020, in the event that the Underwriting Agreement has not been executed on or before that date; provided, however, that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to six additional months.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

[Exact Name of Shareholder]

Authorized Signature

Title

Annex II-1

ANNEX III

FORM OF CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

JAMF HOLDING CORP.

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

[•], 2020

Reference is hereby made to the Underwriting Agreement, dated [•], 2020 (the “Underwriting Agreement”), between Jamf Holding Corp. (the “Company”) and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Barclays Capital Inc. as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Jill Putman, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 8(f) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.              The items marked with an “A” on the pages of the preliminary prospectus attached as Exhibit A hereto (the “Prospectus”) (a) are prepared on a basis substantially consistent with the latest audited financial statements of the Company included or incorporated by reference in the Prospectus, (b) are derived from the accounting books and records of the Company, (c) fairly present, in all material respects, an accurate range of the financial performance of the Company as of and for the three-month period ended June 30, 2020, and (d) are prepared in conformity with generally accepted accounting principles (“GAAP”), where applicable. In addition, nothing has come to my attention that would cause me to believe that the actual financial results of the Company as of and for the three-month period ended June 30, 2020, once finalized, will differ in any material respect from such information.

2.              The items marked with a “B” on the pages of the Prospectus (a) are derived from the accounting books and records of the Company for the periods presented, (b) have been presented on the basis described in the Pricing Prospectus and the Prospectus, (c) have been prepared using assumptions made on a reasonable basis and in good faith and (d) fairly present, in all material respects, the financial performance of the Company for the periods presented.

Annex III-1

IN WITNESS WHEREOF, I have signed this certificate as of the date first set forth above.

By:
	Name:	Jill Putman
	Title:	Chief Financial Officer

Annex III-2